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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 8, 1994
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First Chicago Corporation
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(Exact name of registrant as specified in its charter)

Delaware                                 1-6052                  36-2669970
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(State or other jurisdiction           (Commission           (IRS Employer
   of incorporation)                   File Number)          Identification No.)

One First National Plaza, Chicago, IL                                    60670
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(Address of principal executive offices)                              (ZIP Code)


Registrant's telephone number, including area code 312-732-4000
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Item 5. Other Events
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The Registrant hereby incorporates by reference the information contained in
Attachment A hereto in response to this Item 5.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           First Chicago Corporation
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                           Registrant

Date: July 8, 1994         By:    /s/ Robert A. Rosholt
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                           Title: Executive Vice President
                                  and Chief Financial
                                  Officer


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                                 ATTACHMENT A
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     CHICAGO, July 8, 1994 -- First Chicago Corporation announced today that it has completed the acquisition of Lake Shore Bancorp, Inc., the holding company for Lake Shore National Bank and the Bank of Hinsdale.

     The acquisition dramatically increases First Chicago's presence in the North Michigan Avenue community, an affluent and thriving market. First Chicago this weekend will convert the former Lake Shore flagship at 605 N. North Michigan Avenue and the branch in the Hancock Center to branches of The First National Bank of Chicago.

     First Chicago also will covert this weekend a branch in Lincoln Park and four in Du Page County -- Hinsdale (two locations), Woodridge and Glen Ellyn -- to branches of The First National Bank of Chicago. All are in attractive consumer and small business markets.

     Most of Lake Shore's middle-market customers will be served by bankers at American National, while most retail and trust customers will be served by The First National Bank of Chicago.

     Under the terms of the acquisition agreement, each outstanding share of Lake Shore common stock will be exchanged for 0.617 of a share of First Chicago common stock, based on First Chicago's 20-day average closing stock price of $50.41.

     First Chicago will issue approximately 6.2 million common shares in exchange for all outstanding Lake Shore stock. (Assuming all stock options previously granted to Lake Shore employees are exercised over time, First Chicago will issue a total of approximately 6.4 million shares for the acquisition.)

     This acquisition will be accounted for as a pooling-of-interests.

     Lake Shore had assets of approximately $1.2 billion at June 30, 1994. First Chicago Corporation, with $59.8 billion in assets, is the nation's 12th largest bank holding company, providing a complete line of financial products and services to corporations, institutions, medium-sized companies, small businesses and consumers. It has more than 100 locations throughout the Chicago metropolitan area.